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                                                                  Exhibit 10.23

                         SENIOR SECURED PROMISSORY NOTE

$500,000                                                          March 2, 1999


            FOR VALUE RECEIVED, WorldGate Communications, Inc., a Delaware corporation, having an address at 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 (the "Maker"), hereby promises to pay to the order of Strong River Investment, Inc. or its successors and assigns (the "Payee"), at its address c/o Cavallo Capital Corp., 630 Fifth Avenue, Suite 2000, New York, NY 10111, or such other address as the Payee shall provide in writing to the Maker for such purpose, in lawful money of the United States of America, the principal sum of $500,000 on September 2, 1999, or on such earlier date as such principal amount may become due and payable pursuant to the terms hereof (the "Maturity Date").

            This Promissory Note shall be subject to the terms and conditions of each of (i) the Security Agreement, effective as of the date hereof, among the Maker, the Payee and Ampal American Israel Corporation and (ii) the Intellectual Property Security Agreement, effective as of the date hereof, among the Maker, the Payee and Ampal American Israel Corporation (collectively, the "Security Agreements").

            The Maker (i) shall have the right to prepay this Promissory Note in whole, and not in part, as at the end of any calendar month, on the last business day of such month, and (ii) shall prepay this Promissory Note in full upon and concurrently with the first closing of the sale of securities in connection with the first public offering of securities of the Maker occurring after the date hereof that has been registered under the Securities Act of 1933, as amended. In the case of any such prepayment, the amount prepaid shall be computed in accordance with the following prepayment formula:

      Prepayment Formula: [1+ (.0104 * X)] * [93.76% of the principal amount due hereunder], where X is a whole number equal to the number of months (or portions thereof) elapsed since the date of the issuance of this Promissory Note to the date of the prepayment thereof.

            Each of the following shall constitute an Event of Default hereunder ("Event of Default"):

      (a) the Maker shall fail to pay any amounts due (including principal, interest and fees) hereunder when due (whether by maturity, acceleration or otherwise);


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      (b)   the occurrence of an Event of Default under any of the Security
            Agreements;

      (c) any representation, warranty or opinion made or given in this Promissory Note, in any Security Agreement, or in any certificate, opinion, financial or other statement delivered pursuant to or in connection with this Promissory Note or the Security Agreements shall prove to have been untrue, false or misleading in any material respect on or as of (as the case may be) the date as of which made;

      (d) The occurrence of any event or circumstance, and continuation thereof unremedied for any applicable grace period, under any agreement, guaranty or evidence of indebtedness relating to any obligation of the Maker for borrowed money, other than the indebtedness evidenced by this Promissory Note, which would give the holder thereof or any other person the right to declare such obligation due and payable, assuming that any required notice had been given at the time of such occurrence and, with respect to a default in the payment of principal or interest on such indebtedness, which indebtedness has an outstanding principal amount in excess of $100,000 in the aggregate;

      (e) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker, or for any substantial part of any of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

      (f) The commencement by Maker of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker, or for any substantial part of any of its property, or the making by any of them of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate or other action by Maker in furtherance of any of the foregoing;


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      (g)   The entry of any judgments against Maker aggregating more than
            $100,000 or any attachments or other levy against the property of Maker with respect to claims aggregating in excess of $100,000, if the same remain unpaid, unappealed, undis charged, unbonded, unstayed or undismissed, for a period of 60 days;

      (h) This Promissory Note, any Security Agreement or any other document or agreement related hereto or thereto shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Maker, or Maker shall deny that it has any or further liability or obligation hereunder or thereunder;

      (i) Any material adverse change in the financial condition, or the value of the collateral that is the subject of the Security Agreements, determined in the good faith discretion of the Maker; and

      (j) the sale of all or substantially all of the assets of the Maker or any merger or consolidation involving the Maker (whether or not the Maker is the surviving corporation) shall be consummated.

            Upon the occurrence of an Event of Default, the Payee may, by notice to the Maker, declare the unpaid principal amount of this Promissory Note due and payable whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker, PROVIDED that in the case of an Event of Default described in clauses (e) and (f) above, the unpaid principal amount of this Promissory Note shall be immediately due and payable without any notice or other action by the Payee.

            If the Maker shall fail to pay any amounts due hereunder when due, whether on the Maturity Date or otherwise, the Maker shall pay shall pay interest on any and all such amounts at the rate of (i) 18% per annum during the first 30 days of the continuance of such default, (ii) 30% per annum during the second 30 days of the continuance of such default, and (iii) 40% per annum thereafter, in each case accruing daily from such date until paid in full.

            If any payment under this Promissory Note becomes due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of New York, the date for payment shall be extended to the next succeeding business day.

            No delay on the part of the Payee in exercising any of its options, powers or rights nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or


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of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

            This Promissory Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee," as used herein, shall also include any endorsee, assignee or other holder of this Promissory Note.

            This Promissory Note has been duly authorized, executed and delivered by the Maker and is the legal obligation of the Maker, enforceable against the Maker in accordance with its terms.

            If this Promissory Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Promissory Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

            The Maker hereby (i) waives presentment, demand, notice of dishonor, notice of protest and protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Promissory Note and (ii) agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Payee in connection with the enforcement or collection of this Promissory Note.

            This Promissory Note may be modified or cancelled only by the written agreement of the Maker and the Payee. This Promissory Note shall be cancelled upon payment by the Maker of all amounts due hereunder.


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            This Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.


                                        WORLDGATE COMMUNICATIONS, INC.


                                              /s/ Randall Gort
                                        ------------------------------
                                        Name:  Randall Gort
                                        Title: V.P., Corporate Affairs


Attest:

   /s/ David Dill
-----------------------



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